UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 12, 2010


                                   CYTTA CORP.
             (Exact name of registrant as specified in its charter)

        Nevada                          333-139699                   98-0505761
(State of Incorporation)          (Commission File No.)             (Tax ID No.)

                     905 Ventura Way, Mill Valley, CA 94941
                    (Address of principal executive offices)

       Registrant's Telephone Number, including area code: (415) 860-5192

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR240.13e-4(c)).
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on March 12th, 2010, Mr. Stephen Spalding CEO and Director has entered into an annual executive services contract with the Company under which Mr. Spalding will provide his management services to the Company in exchange for annual compensation of $60,000.

Following is a brief description of Mr. Spalding's business experience:

Stephen Spalding, age 60, is a senior corporate executive. Mr. Spalding is formerly a consultant with Grant Thorton. Mr. Spalding is also formerly CEO, Vigilant Privacy Corporation, a private Nevada corporation, from 2003 to 2008 where he procured the firms angel round of financing and lead the organization while the company's product was transformed from a desktop product to an enterprise security solution. Previously he was a Partner, Deloitte & Touche LLP, from 1997 - 2003, responsible for their IDI Practice (Implementation, Development and Integration) Division. He was formerly a partner at KPMG Peat Marwick LLP from 1995 - 1997, involved in Strategic Services, Enabling Technology Practice. Mr. Spalding is currently Assistant Professor, San Francisco State University, Business Systems Management and Control, Course Number 507 (Senior/Graduate Level), present. He has an MBA, in Quantitative Analysis, University of Arizona, 1974. He also has a B.S., Finance and Management, Eastern Illinois University, 1973, a B.S., Physics (solid state), Eastern Illinois University, 1969 and a B.S., Mathematics, Eastern Illinois University, 1969. Mr. Spalding resides in Mill Valley, California

Effective on March 12th, 2010 Mr. Gary Campbell was appointed President and Secretary to assist Mr. Stephen Spalding and also elected as a Director. The Company has negotiated a six month executive services contract under which Mr. Campbell will provide all usual management services to the Company for consideration of $30,000. There have been no transactions between Mr. Campbell and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

The following is a brief description of Mr. Campbell's business experience:

Mr. Campbell age 56, brings to the Company three decades of public company experience wherein he has assisted in the formation, operation and financing of several public companies and established ongoing contacts within the US and International technical, medical and financial community. In addition, Mr. Campbell was employed for many years as an attorney in the healthcare, mining and telecom sectors, where he oversaw a myriad of legal and business affairs. Mr. Campbell is currently the managing partner of Unified Financial Inc. a private organization that provides administrative services to public entities as well as advice on corporate reorganization and restructuring. Mr. Campbell has degrees in both Commerce and Law.

On March 19th, 2010 Mr. Karl Harz was appointed Vice President Business Development with a special mandate to focus upon the expansion and development of the Company's home healthcare model and technology. Mr. Harz was also elected

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a member of the Board of Directors. The Company has negotiated a six month consulting contract with Mr. Harz in the amount of $30,000, whereby Mr. Harz will provide business development services. There have been no transactions between Mr. Harz and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Following is a brief description of Mr. Harz's business experience:

Mr. Harz, 59, has an extensive background in sales, administration and finance including public company financing and administration, and conventional and private real estate funding. Mr. Harz has been passionately involved with the home healthcare industry and specifically the use of internet access devices to transmit and store medical information through home based peripherals for many years. Mr. Harz has previously been instrumental in the development and management of several major corporations including Transitional Housing Inc., a contract that was awarded through the Department of Justice: Province Service Corporation, a servicing arm of the mortgage companies; and presently, Alternative Funding Sources, Inc. Mr. Harz has managed and coordinated several major sales organizations with an emphasis on Real Estate properties, Trust Deed investments, Limited Partnership interests, and Public and Private Corporate Security products. Mr. Harz has maintained a California Real Estate Broker's License and has had a Series 22 and 63 licenses, a Life and Disability license and Variable Annuity License. He attended Farleigh Dickinson University in Teaneck, N.J., and graduated with a Bachelor of Science in Marketing and a Masters in Business Administration.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2010

Cytta Corp.


By: /s/ Stephen Spalding
   --------------------------------
   Stephen Spalding
   CEO & CFO


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